EXHIBIT 23.1

                          IINDEPENDENT AUDITORS' CONSENT



We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Netegrity, Inc. of our report dated February 8, 1999, or our audits of the consolidated financial statements and financial schedules of Netegrity, Inc. as of December 31, 1998 and December 31, 1997, and for each of the three years in the period ended December 31, 1998 and 1997, and the nine months ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."
                                        /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 15, 1999